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NEWS RELEASE                                                 [FLAG TELECOM LOGO]


INVESTORS
FLAG Telecom
Catherine Nash (+44 20 7317 0894)
cnash@flagtelecom.com

Sloane & Company
Charles Southworth (+1 212 446 1892)



      FLAG TELECOM TO ANNOUNCE FOURTH QUARTER AND FULL YEAR 2001 RESULTS ON
                          WEDNESDAY, 13 FEBRUARY 2002

      CONFERENCE CALL AND WEBCAST TO BE HELD ON WEDNESDAY, 13 FEBRUARY, AT
                WHICH GUIDANCE FOR FULL YEAR 2002 TO BE PROVIDED

   BERMUDA, 30 JANUARY 2002 - FLAG Telecom (Nasdaq: FTHL; LSE: FTL), a leading global network services provider and independent carriers' carrier, announced today that it intends to release its financial results for the fourth quarter and full year ended 31 December 2001 on Wednesday, 13 February 2002, before the Nasdaq market opens.

   A conference call will be held at 10:00am EST/3:00pm GMT on the same day, Wednesday, 13 February 2002, at which senior management of the company will discuss the results for the fourth quarter and the full year 2001 as well as guidance for 2002.


   The conference call will be webcast simultaneously for public listening on the FLAG Telecom website at WWW.FLAGTELECOM.COM and will be available on the website thereafter.



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   ABOUT FLAG TELECOM

   FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. FLAG Telecom has the following cable systems in operation or under development: FLAG Europe-Asia, FLAG Atlantic-1 and FLAG North Asian Loop. Leveraging this unique network, FLAG Telecom's Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are:

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   Verizon Communications Inc., Dallah Albaraka Group (Saudi Arabia) and Tyco
   International Ltd. Recent news releases and information are on FLAG Telecom's website at: WWW.FLAGTELECOM.COM



   FORWARD LOOKING STATEMENT

   Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.